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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

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United Mobile Homes, Inc.

(Exact name of registrant as specified in its charter)

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          Maryland                            001-12690                  22-1890929

(State or other jurisdiction                       (Commission             (IRS Employer

of incorporation)                         File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01

Changes in Registrant’s Certifying Accountant.

On July 1, 2005, United Mobile Homes, Inc. (the Company) dismissed KPMG LLP as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company.

The audit reports of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the Company’s consolidated financial statements for the year ended December 31, 2004 included a separate paragraph which stated the following: “As discussed in Note 1, the Company has restated its 2003 and 2002 consolidated financial statements.”  The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph which identified the following material weakness:  “The Company’s policies and procedures associated with the selection and application of accounting policies for purposes of preparing its annual and interim financial statements were not adequate.  Specifically, as of December 31, 2004, and due to the aforementioned deficiencies in the Company’s policies and procedures, the Company’s accounting for certain derivative financial instruments, to hedge the variability of cash flows of floating interest rate debt, was found to be inconsistent with U.S. generally accepted accounting principles.”

After December 31, 2004, the Company has implemented controls designed to reduce the risk of such an error in the future through implementation of a comprehensive review of each new interest rate swap for proper accounting treatment by the Company’s Chief Financial Officer.  The Company’s management and Audit Committee have discussed this issue with KPMG LLP.

The Company has authorized KPMG LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning this issue.

In connection with the audits of the two fiscal years ended December 31, 2004 and the subsequent interim period through July 1, 2005, there were no (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised the Company of the material weaknesses described in paragraph two under Item 4.01 of this Form 8-K.

The Company provided KPMG LLP with a copy of the disclosure contained in this Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and

Exchange Commission stating whether it agrees with the above statements.  KPMG LLP’s letter, dated July 7, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Effective as of July 1, 2005, the Company engaged the Reznick Group, P.C. as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements.  The decision to engage the Reznick Group, P.C. was approved by the Audit Committee of the Board of Directors as of such date.

During the fiscal years ended December 31, 2004 and 2003, and from December 31, 2004 to the date of filing of this amended Form 8-K, the Company has not consulted the Reznick Group, P.C. regarding either (a) the application of accounting principles to any completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (b) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K.

We have provided a copy of the disclosures in this report to the Reznick Group, P.C. and offered them the opportunity to furnish a letter to the Commission contemplated by Item 304(a)(2)(ii)(D) of Regulation S-K.  The Reznick Group, P.C. has advised that it does not intend to furnish such a letter to the Commission.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

16.1

Letter from KPMG LLP, dated July 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MOBILE HOMES, INC.

Date:  July 7, 2005

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and Chief Financial Officer

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